Exhibit 10.2

SECOND AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

The Second Amendment to the Amended and Restated Employment Agreement (this “Amendment”), dated as of January 16, 2006 (the “Effective Date”) between Teleglobe Canada ULC (the “Company”) and Richard Willett (the “Executive”).

WHEREAS, the Parties entered into the Amended and Restated Employment Agreement dated as of March 26, 2004, as further amended on March 15, 2005 (the “Agreement”) and

WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in connection with the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The first paragraph of Section 10(c) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

Termination Without Cause or for Good Reason. The Company may terminate Executive’s employment without Cause at any time without notice and the Executive may terminate his employment with Good Reason upon thirty (30) days prior written notice to the Company. If during the Term the Company terminates the Executive without Cause or the Executive terminates his employment with Good Reason (as defined below), the Executive shall receive (i) the Base Salary through the date of termination; (ii) any bonus set forth in Section 4 earned for any previously completed fiscal year (based on the achievement of the applicable annual performance targets under the Bonus Program for such fiscal year) but unpaid as of the date of termination; (iii) a lump sum payment equal to his Base Salary (subject to compliance with the provision of Section 9 hereof); (iv) a pro rata portion of the target bonus (which shall be 100% of annualized Base Salary) for the year of termination based on the period of the fiscal year in which the Executive was employed prior to termination; (v) expenses under Section 6 incurred to the date of termination but not yet reimbursed to the Executive (such expenses to include cost of repatriation of personal effects to the United States); and (vi) any tax equalization amount calculated under Section 5 hereof.

2.	Defined terms used herein and not otherwise defined shall have meanings given them in the Agreement.

3.	This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute one and the same instrument.

4.	This Amendment may be executed by facsimile and the facsimile execution pages will be binding upon the executing Party to the same extent as the original executed pages. The executing Party shall provide originals of the facsimile execution pages for insertion into the Amendment in place of the facsimile pages.

5.	Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed, and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed the Amendment as of the date above written.

TELEGLOBE CANADA ULC		RICHARD WILLETT

Signature:	/s/ GERALD PORTER STRONG	Signature:	/s/ RICHARD WILLETT